EXHIBIT J
               Energia International de CSW de SA de CV
                          Statement of Income
                For Twelve Months Ended March 31, 1999
                              (Unaudited)
                               ($000's)

      Equity Earnings in Altamira Project         $ 1,485

      Total Expenses                                    -
                                                  -------

      Net Income Before Tax                         1,485

      Income Tax Expense                              519

      Net Income                                    $ 966
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